STOCK PURCHASE AGREEMENT


                                     BETWEEN


                        PHYSICIAN COMPUTER NETWORK, INC.


                                       AND


                         JA SPECIAL LIMITED PARTNERSHIP


                               DATED APRIL 1, 1998







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                                TABLE OF CONTENTS




1.       PURCHASE AND SALE OF PREFERRED SHARES................................1

2.       CONSIDERATION........................................................2

3.       WARRANT..............................................................2

4.       LETTER...............................................................2

5.       GUARANTY.............................................................2

6.       ESCROW...............................................................2

7.       REPRESENTATIONS AND WARRANTIES OF THE SELLER.........................2
         7.1.     Existence and Authority; Corporate Organization.............2
         7.2.     Capitalization and Ownership of Capital Stock...............3
         7.3.     Issuance of Preferred Shares................................3
         7.4.     Authorization of Agreement..................................3
         7.5.     Brokers.....................................................3

8.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASER......................3
         8.1.     Existence and Authority; Corporate Organization.............4
         8.2.     Authorization of Agreement..................................4
         8.3.     Brokers.....................................................4

9.       GENERAL..............................................................4
         9.1.     Expenses, Etc...............................................4
         9.2.     Further Assurances..........................................4
         9.3.     Further Agreements..........................................4
         9.4.     Waivers.....................................................4
         9.5.     Binding Effect; Benefits....................................5
         9.6.     Notices.....................................................5
         9.7.     Entire Agreement............................................6
         9.8.     Headings....................................................6
         9.9.     Counterparts................................................6
         9.10.    Governing Law; Submission to Jurisdiction...................6
         9.11.    Third Party Beneficiaries...................................6
         9.12.    Severability................................................6
         9.13.    Amendments..................................................6

                            STOCK PURCHASE AGREEMENT


                  AGREEMENT, dated April 1, 1998 by and between PHYSICIAN COMPUTER NETWORK, INC., a New Jersey corporation (the "Seller"), and JA SPECIAL LIMITED PARTNERSHIP, a Delaware limited partnership ("Purchaser").



                                   BACKGROUND


                  The Seller is engaged in the business of developing, marketing and supporting information technology to physician-based healthcare organizations, including group practices, integrated delivery networks, MSOs, IPAs and other models of physician organizations. The Seller's application software products address the financial, clinical, administrative and management needs within these organizations and facilitate electronic connectivity between them and other healthcare industry entities including hospitals, clinical laboratories, managed care providers and insurance intermediaries (the "Business").

                  The Seller is authorized to issue 1,000,000 shares of Preferred Stock, par value $.01 per share, of which 11,000 shares have been designated Series B Cumulative Preferred Stock (the "Preferred Shares") having such terms, preferences, rights and limitations as are set forth in the Certificate of Amendment to the Restated Certificate of Incorporation attached as Exhibit A hereto.

                  The Seller desires to issue and sell to the Purchaser, and the Purchaser desires to purchase, all of the Preferred Shares and the warrant (the "Warrant") in the form of Exhibit B hereto (the "Warrant"), upon the terms and conditions set forth herein. In addition, the parties hereto have entered into the letter agreement attached hereto as Exhibit C (the "Letter Agreement") and an affiliate of the Purchaser will execute a guaranty (the "Guaranty") of $2 million of the amount owed by the Seller under its existing senior credit facility in such form as shall be agreed to among the Seller, an affiliate of the Purchaser and the lenders (the "Senior Lenders") under that credit facility.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.       PURCHASE AND SALE OF PREFERRED SHARES

                  The Seller is hereby issuing and selling to Purchaser, and Purchaser is hereby purchasing from Seller, the Preferred Shares.




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2.       CONSIDERATION

                  The consideration being paid by the Purchaser to the Seller shall be Eleven Million ($11,000,000) Dollars (the "Purchase Price").

3.       WARRANT

                  The Seller is hereby issuing the Warrant to the Purchaser.

4.       LETTER

                  The parties hereto acknowledges that they have entered into the Letter Agreement.

5.       GUARANTY

                  The Purchaser will (or will cause one of its affiliates to) execute and deliver the Guaranty at such time as the Company enters into a forbearance against and related documentation with the Senior Lenders.

6.       ESCROW

                  The parties hereto have entered into an escrow agreement in the form of Exhibit D hereto, into which they have deposited: (i) a certificate representing the Preferred Shares and the Warrant; (ii) the Purchase Price; and
(iii) this Agreement and the Letter Agreement. The property held in escrow will be disbursed as contemplated in the escrow agreement.


7.       REPRESENTATIONS AND WARRANTIES OF THE SELLER

                  The Seller hereby represents and warrants to and agrees with the Purchaser as follows:

                  7.1.         Existence and Authority; Corporate Organization.

                  (a) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. The Seller is authorized or licensed to do business in each jurisdiction in which the character and location of its properties and assets or the nature of its business makes such qualification necessary, except to the extent that the failure to so qualify would not have a material adverse effect on the Seller or the Business. The Seller has all requisite power and authority




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to  execute,  deliver  and perform  this  Agreement,  the Warrant and the Letter
Agreement and to consummate the transactions contemplated hereby and thereby and has all requisite power and authority, licenses, permits and franchises to own or lease and operate its properties and carry on the Business as it is presently being conducted.

                  (b) The corporate stock records and minute books of the Seller contain a record that is complete and accurate of all formal actions taken by the shareholders and the directors of the Seller, in their capacities as shareholders or directors of Seller, and all such records and the minute book have been made available to Purchaser for review.

                  7.2. Capitalization and Ownership of Capital Stock. As of the date of this Agreement, the authorized capital stock of the Seller consists of 75,000,000 shares of Common Stock, par value $.01 per share, and 1,000,000 shares of Preferred Stock, par value $.01 per share. There are no shares of Preferred Stock issued and outstanding as of the date of this Agreement. All of the shares of capital stock of the Seller are fully paid and non-assessable.

                  7.3. Issuance of Preferred Shares. The Preferred Shares are and all common stock issued in accordance with the terms of the Warrant will be, duly authorized and, when issued and paid for in accordance with the terms hereof, shall be validly issued, fully paid and nonassessable, free and clear of all liens, claims, encumbrances or restrictions of any kind.

                  7.4. Authorization of Agreement. The execution, delivery and performance of this Agreement, the Warrant and the Letter Agreement by the Seller, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action, including, without limitation, approval by the Seller's Board of Directors. This Agreement, the Warrant and the Letter Agreement have been duly and validly executed and delivered by the Seller. This Agreement, the Warrant and the Letter Agreement constitute the valid and binding obligation of the Seller, enforceable in accordance with its terms.

                  7.5. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement.

8.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

                  Purchaser hereby represents and warrants to and agrees with the Seller as follows:





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



                  8.1. Existence and Authority; Corporate Organization. Purchaser is a limited partnership duly organized and validly existing under the laws of the State of Delaware. Decisions Incorporated, the general partner of the Purchaser has all requisite power and authority to execute, deliver and perform this Agreement by and on behalf of the Purchaser and to consummate the transactions contemplated hereby.

                  8.2. Authorization of Agreement. The execution, delivery and performance of this Agreement and the Letter Agreement by the Purchaser and the consummation of the transactions contemplated hereby, has been duly and validly authorized by all necessary corporate action, including approval by the Board of Directors of the general partner of the Purchaser. This Agreement and the Letter Agreement have been duly and validly executed and delivered by the general partner of the Purchaser by and on behalf of the Purchaser and constitutes the valid and binding obligation of the Purchaser, enforceable in accordance with its terms.

                  8.3. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon any arrangement made by and on behalf of the Purchaser.


9.       GENERAL

                  9.1. Expenses, Etc. The parties hereto shall pay their own respective taxes, expenses, costs and fees, including, without limitation, the fees and expenses of their respective counsel and accountants and other experts.

                  9.2. Further Assurances. After the Closing, at the request of the Purchaser, the Seller shall execute, acknowledge and deliver to the Purchaser, without further consideration, all such further assignments, conveyances, endorsements, deeds, powers of attorney, consents and other documents and take such other action as the Purchaser may reasonably request to consummate the transactions contemplated by this Agreement.

                  9.3. Further Agreements. The Purchaser will promptly execute and deliver to the Senior Lenders any and all documents and assurances and take such further action as may from time to time be reasonably requested by the Senior Lenders in order to carry out the intent and purpose of the agreement between the Seller and the Senior Lenders.

                  9.4. Waivers. Any breach of any obligation, covenant, agreement or condition contained herein shall be deemed waived by the non-breaching party only by a writing, setting forth with




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particularity  the breach  being  waived and the scope of the  waiver,  but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other breach. No waiver shall be implied from any conduct or action of the non-breaching party. No failure or delay by any party in exercising any right, power or privilege hereunder, and no course of dealing by any party, shall operate as a waiver of any right, power or privilege hereunder, nor shall any single or partial exercise of any other right, power or privilege.

                  9.5. Binding Effect; Benefits. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties hereto except that no such consent shall be required for assignment to a party acquiring all or substantially all of either party's stock or assets provided that such party assumes all of the Seller's obligations hereunder. Except as otherwise set forth herein, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

                  9.6. Notices. All notices, requests, demands and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person, or transmitted by telecopy, or upon receipt after dispatch by certified or registered first class mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made, at the following addresses or telecopy numbers (or such others as shall be provided in writing hereinafter):

                           (i) If to the Purchaser, to:

                                    JA Special Limited Partnership
                                    22 Saw Mill River Road
                                    Hawthorne, New York 10532
                           (iii)If to the Seller, to:

                                    Physician Computer Network, Inc.
                                    1200 The American Road
                                    Morris Plains, NJ 07950
                                    Attention:  Chief Operating Officer
                                    Telecopy No.:  (201) 490-3108

                                    With copies to:





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                                    Gordon Altman Butowsky
                                      Weitzen Shalov & Wein
                                    114 West 47th Street
                                    New York, New York  10036
                                    Attention:  Jonathan Klein, Esq.
                                    Telecopy No.:  (212) 626-0799


                  9.7. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

                  9.8. Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

                  9.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

                  9.10. Governing Law; Submission to Jurisdiction. This Agreement shall be construed as to both validity and performance and enforced in accordance with and governed by the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

                  9.11. Third Party Beneficiaries. Nothing in this Agreement is intended to, or shall be construed so as to create any third party beneficiary to this Agreement or otherwise confer any rights upon any person, firm or corporation that is not a party hereto.

                  9.12. Severability. If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of the Agreement shall be valid and enforced to the fullest extent permitted by law.

                  9.13. Amendments. This Agreement may not be modified or changed except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought.






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                              [INTENTIONALLY BLANK]





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                  IN WITNESS  WHEREOF,  the  parties  hereto  have  caused  this
Agreement to be duly authorized and executed on the date first above written.

                                    PHYSICIAN COMPUTER NETWORK, INC.



                                    By:  /s/ Paul Antinori
                                        ________________________________



                                    JA SPECIAL LIMITED PARTNERSHIP
                                    BY: DECISIONS INCORPORATED, GENERAL PARTNER


                                    By:  /s/ Jeffry M. Picower
                                        ________________________________

                                            EXHIBIT A

                                            ARTICLE THIRD (h)

                  1. Designation. The designation of the series of Preferred Stock fixed by this resolution shall be "Series B Cumulative Preferred Stock" (hereinafter referred to as the "Series B Preferred Stock").

                  2.  Dividends.

                           (a) Rank.  All Series B  Preferred  Stock shall rank:
                  (i) junior to all of the preferred stock of the Corporation hereafter created specifically ranking by its terms senior to the Series B Preferred Stock ("Senior Securities") (provided that no such preferred stock may be created without the affirmative vote of the holders of shares of Series B Preferred Stock pursuant to Section 4 hereof); (ii) prior to all of the Corporation's Common Stock, par value $.01 per share ("Common Stock"), and any other preferred stock of the Corporation hereafter created either specifically ranking by its terms junior to the Series B Preferred Stock or not specifically ranking by its terms senior to or on parity with the Series B Preferred Stock ("Junior Securities"); and (iii) on parity with any other preferred stock of the Corporation hereafter created specifically ranking by its terms on parity with the Series B Preferred Stock("Parity Securities")(provided that no such preferred stock may be created without the affirmative vote of the holders of shares of Series B Preferred Stock pursuant to Section 4 hereof), in each case, as to redemption, as to payment of dividends and as to distributions of assets upon liquidation, dissolution or winding up of the Corporation or otherwise, whether voluntary or involuntary (all such distributions being referred to collectively as "Distributions"). No dividend may be declared or paid on any other class of capital stock of the Corporation unless and until all of the shares of

                  Series B Preferred Stock have been redeemed in accordance with
                  Section 6 hereof.

                           (b) Dividends. The dividend rate of the Series B Preferred Stock shall initially be computed at a rate of fifteen percent (15%) per annum on the Base Amount for the period commencing on March 31, 1998 and ending on March 31, 1999. The dividend rate thereafter shall increase one percent (1%) per annum on the anniversary date of the issuance of the Series B Preferred Stock to a maximum dividend rate of eighteen percent (18%) per annum. The "Base Amount" shall initially be and shall never be less than $1,000.00 per share. Dividends shall be payable annually in arrears out of funds legally available therefor (such annual period being hereinafter referred to as "Dividend Period"), with the first dividend payable, beginning on March 31, 1999 and on each date that is one year after the date on which the prior dividends were payable (the "Dividend Payment Dates"). Dividends on shares of Series B Preferred Stock shall be cumulative and shall commence to accrue and be cumulative from the date such shares have been issued. Accrued dividends which are not paid on a Dividend Payment Date shall be added to the Base Amount on the Dividend Payment Date. The Base Amount shall be reduced (but not below $1,000.00 per share) by the amount of accrued and unpaid dividends due but not paid on previous Dividend Payment Dates when such dividends shall have been paid. In order to determine the holders of Series B Preferred Stock entitled to receive dividends, the Corporation shall fix a record date ("Record Date") not more than sixty days prior to any dividend payment date. If any such dividend payment date should fall on a day that is not a Business Day, then the Corporation shall pay the applicable dividend on the next succeeding Business Day. "Business Day" shall mean a day other than a Saturday, Sunday or other day on which the national securities exchange or quotation system on which the Common

                  Stock of the Corporation is traded or quoted, is authorized or required by law to close.


                  3. No Conversion. The shares of the Series B Preferred Stock shall not be convertible into any other security.

                  4. No Voting Rights. Except as may otherwise be required by law and as set forth below in this Section 4, the holders of the shares of Series B Preferred Stock (the "Holders") shall not be entitled to any vote in respect to such shares. Without the consent of the Holders of at least two-thirds of the outstanding shares of Series B Preferred Stock, the Corporation may not (i) create any class or series of Preferred Stock which shall have parity as to Distributions with or shall have preference as to Distributions over the Series B Preferred Stock; (ii) reissue any shares of Series A Convertible Preferred Stock redeemed by the Corporation prior to the issuance of shares of Series B Preferred Stock; or (iii) alter or change the provisions of the Corporation's Certificate of Incorporation, as amended, so as to adversely affect the voting power, preferences or special rights of the Holders.

                  5. Liquidation Price. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the amount that shall be paid to the Holder of each share of Series B Preferred Stock shall be $1,000 and an additional sum representing accrued and unpaid dividends, if any, on such Series B Preferred Stock as of the date of such liquidation, dissolution or winding up (hereinafter called the "Redemption Price"). Upon any liquidation, dissolution or winding up of the Corporation, the Holders will be entitled to be paid, before any distribution or payment is made upon any of the Corporation's equity securities other than the Series B Preferred Stock, an amount in cash equal to the aggregate Redemption Price of all shares outstanding, and the Holders will not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of the Corporation, the Corporation's assets to be distributed among the Holders are insufficient to permit payment to such Holders of the aggregate amount which they are entitled to be paid, then the available assets to be distributed will be distributed ratably among such Holders based upon the aggregate Redemption Price of the Series B Preferred Stock held by each such Holder. The Corporation will mail written notice of such liquidation, dissolution or winding up not less than 60 days prior to the payment date stated therein, to each Holder of record. Neither the consolidation or merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation will be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 5.

                  6.  Redemption.

                           (a) Optional Redemption. The Series B Preferred Stock
                  may be redeemed at any time at the option of the Corporation by action of the Board of Directors, in whole or in part, at any time or from time to time upon notice and in the manner provided below. Any such optional redemption shall be made ratably in accordance with the share holdings of the Holders and by payment of the Redemption Price. The Corporation may also, from time to time, purchase or otherwise acquire, in open market or private transactions, issued and outstanding shares of Series B Preferred Stock without limitations as to price or amount.

                           (b) Procedure for Redemption.  The Series B Preferred
                  Stock shall be redeemed in the following manner:

                                    (i)  Shares  of  Series  B  Preferred  Stock
                           redeemed, purchased or otherwise acquired by the Corporation shall be held as treasury shares and may be sold or disposed of or shall be reclassified or retired and canceled as may be determined by the Board of Directors.

                                    (ii) Notice of  redemption  of any shares of
                           Series B Preferred Stock shall be given by the Corporation not less than 10 nor more than 50 days prior to the Redemption Date, by mail or delivery to the Holders of record of the shares to be redeemed at their respective addresses then appearing on the records of the Corporation. On or before the Redemption Date, each Holder shall surrender to the Corporation or its designated agent, at such place as it may designate in the redemption notice, certificates evidencing a number of shares of Series B Preferred Stock at least equal to the number of shares held by such Holder subject to the call for redemption. Upon such surrender, the Holder shall be entitled to receive payment of the Redemption Price, without interest, and, in the event of a partial redemption, a certificate representing the balance, if any, of shares of Series B Preferred Stock covered by the surrendered certificate or certificates but not subject to the call for redemption.

                                    (iii) If on the  Redemption  Date (A) notice
                           of redemption has been mailed or delivered as provided herein, (B) the Corporation has set aside all funds necessary to pay the amount due for all shares of Series B Preferred Stock subject to redemption, and (C) all such funds are available for the sole purpose of paying such amount, then all shares of Series B Preferred Stock subject to redemption shall, whether or not the certificates for such shares have been surrendered for cancellation, be deemed to be no longer outstanding for any purpose and all rights with respect to such shares shall cease, except the right of the Holder to receive the Redemption Price, without interest. If the Corporation shall not have funds legally available for the redemption of the shares to be redeemed pursuant to this Section 6 on the Redemption Date, such redemption shall be made on the earliest practicable date next following the Business Day on which the Corporation shall first have funds legally available for the redemption of such shares as shall be specified in the notice of redemption.

                  7. No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance of any of the terms of the Series B Preferred Stock, but will at all times, in good faith, assist in taking all actions as may be necessary or appropriate to carry out the terms of the Series B Preferred Stock.

                              EXHIBIT B


         This Warrant and any shares acquired upon the exercise of this Warrant have not been registered under the Securities Act of 1933, as amended, and may not be transferred, sold or otherwise disposed of except while such a registration is in effect or pursuant to an exemption from registration under said Act.




                        PHYSICIAN COMPUTER NETWORK, INC.

                          Common Stock Purchase Warrant
                                   ("Warrant")



                                                                   April 1, 1998


                  PHYSICIAN COMPUTER NETWORK, INC., a New Jersey corporation (the "Company"), for value received, hereby certifies that JA Special Limited Partnership, or registered assigns, is entitled to purchase from the Company 6,000,000 duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company at the purchase price per share of $1.00 (the "Initial Warrant Price"), at any time from and after the first to occur of: (i) April 1, 1999 and (ii) a Trigger Event (the "Exercise Date"), and prior to 5:00 p.m., Eastern Standard time, on March 31, 2003 (the "Expiration Date"), all subject to the terms, conditions and adjustments set forth below in this Warrant.

         Certain capitalized terms used in this Warrant and Form of Subscription attached hereto are defined in Section 13 hereof.


1.       EXERCISE OR CONVERSION OF WARRANT.

         1.1. Manner of Exercise or Conversion; Payment. This Warrant may be exercised by the holder hereof, in whole or in part, at any time and from time to time, except that this Warrant may not be exercised as to fewer than one million (1,000,000) shares of Common Stock unless there are less than one million (1,000,000) shares of Common Stock as to which this Warrant is then exercisable. This Warrant may be exercised by the holder hereof, during normal business hours on any Business Day from and after the Exercise Date, and prior to the Expiration Date, by surrender of this Warrant to the Company at its office maintained pursuant to Section 12.2(a) hereof, accompanied by a subscription in substantially the form attached to this Warrant (or a reasonable facsimile thereof) duly executed by such holder and accompanied by payment, in cash or by check payable to the order of the Company (or by any combination of such methods), in the amount obtained by multiplying (a) the number of shares of Common Stock (without giving effect to any adjustment thereof) designated in such subscription by (b) the Initial Warrant Price, and such holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) determined as provided in Sections 2 through 4 hereof.

         1.2. When Exercise Effective. The exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to the Company as provided in Section 1.1 hereof. Upon such exercise the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock (or Other Securities) shall be issuable upon such exercise as provided in
Section 1.3 hereof shall be deemed to have become the holder or holders of record thereof.

         1.3. Delivery of Stock Certificates, etc. As soon as practicable after the exercise of this Warrant, and in any event within five Business Days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the holder hereof, or, subject to Section 9 hereof, as such holder (upon payment by such holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash in an amount equal to the same fraction of the Market Price per share on the Business Day next preceding the date of such exercise.

2.       ADJUSTMENT OF COMMON STOCK ISSUABLE UPON EXERCISE.

         2.1. General; Number of Shares; Warrant Price. The number of shares of Common Stock which the holder of this Warrant shall be entitled to receive upon the exercise hereof shall be deter mined by multiplying the number of shares of Common Stock which would otherwise (but for the provisions of this Section 2) be issuable upon such exercise, as designated by the holder hereof pursuant to
Section 1.1 hereof, by the fraction of which (a) the numerator is the Initial Warrant Price and (b) the denominator is the Warrant Price in effect on the date of such exercise. The "Warrant Price" (i) shall initially be the Initial Warrant Price, (ii) shall be adjusted and readjusted from time to time as provided in this Section 2 and, (iii) as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by this Section 2.

         2.2. Adjustment of Warrant Price; Issuance of Additional Shares of Common Stock. In case the Company at any time or from time to time after the date hereof shall issue or sell Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 2.3 or
2.4 hereof) without consideration or for a consideration per share less than the greater of the Current Market Price or the Warrant Price in effect immediately prior to such issue or sale, then, and in each such case, subject to Section 2.7 hereof, such Warrant Price shall be reduced, concurrently with such issue or sale, to a price (calculated to the nearest .001 of a cent) determined by multiplying such Warrant Price by a fraction:

                           (a) the numerator of which shall be (i) the number of
                  shares of Common Stock outstanding immediate ly prior to such issue or sale plus (ii) the number of shares of Common Stock which the aggregate consider ation received by the Company for the total number of such Additional Shares of Common Stock so issued or sold would purchase at the greater of such Current Market Price and such Warrant Price; and

                           (b) the  denominator  of which shall be the number of
                  shares of Common Stock outstanding immediately after such issue or sale.

         2.3. Treatment of Options and Convertible Securities. In case the Company at any time for from time to time after the date hereof shall issue, sell, grant or assume, or shall fix a record date for the determination of holders of any class of securities entitled to receive, any Options or Convertible Securities, then, and in each such case, the maximum number of Additional Shares of Common Stock (as set forth in the instrument relating thereto, without regard to any provisions contained therein for a subse quent adjustment of such number the purpose of which is to protect against dilution) at any time issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible
Securities and Options therefor, shall be deemed to be Additional
Shares of Common Stock issued as of the time of such issue, sale, grant or assumption or, in case such a record date shall have been fixed, as of the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading); provided, however, that such Additional Shares of Common stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 2.5 hereof) of such shares would be less than the greater of the Current Market Price or the Warrant Price in effect on the date of and immediately prior to such issue, sale, grant or assumption or immediately prior to the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the com mencement of ex-dividend trading), as the case may be; and provided, further, that:

                           (a) whether or not an adjustment of the Warrant Price
                  is required in connection with the issuance, sale grant or assumption of such Options or Convertible Securities, no adjustment or further adjustment of the Warrant Price shall be made as a result of the exercise of such Options or the conversion or exchange of such Convertible Securities and the consequent issue or sale of Convertible Securities or shares of Common Stock;

                           (b) in any case in which Additional  Shares of Common
                  Stock are deemed to be issued, if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of Additional Shares of Common Stock issuable, upon the exercise, conversion or exchange thereof (by change of rate or otherwise), the Warrant Price computed on the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereof), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options, or the rights of conversion or exchange under such Convertible Securities, which are outstanding at such time;

                           (c) in any case in which Additional  Shares of Common
                  Stock are deemed to be issued, upon the expira tion (or purchase by the Company and cancellation or retirement) of any such Options which shall not have been exercised, or the expiration of any rights of conversion or exchange under any such Convertible Securities the rights of conversion or exchange under which shall not have been exercised, the Warrant Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon (and effective as of) such expiration (or such cancellation or retirement, as the case may be), be recomputed as if:

                                    (i) in the case of  Options  or  Convertible
                           Securities, the only Additional Shares of Common Stock issued or sold were the Additional Shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consider ation actually received by the Company upon such exercise, or for the issue or sale of all such Convertible Securities which were actually con verted or exchanged, plus the additional consider ation, if any, actually received by the Company upon such conversion or exchange, and

                                    (ii) in the case of Options for  Convertible
                           Securities, only the Convertible Securities, if any, actually issued or sold upon the exercise of such Options were issued at the time of the issue, sale, grant or assumption of such Options, and the consideration received by the Company for the Additional Shares of Common Stock deemed to have then been issued was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company (pursuant to Section 2.5 hereof) upon the issue or sale of such Con vertible Securities with respect to which such Options were actually exercised; and

                           (d) no  readjustment  pursuant  to clause  (b) or (c)
                  above (either individually or cumulatively together with all prior readjustments as made in respect of such Options or Convertible Securities) shall have the effect of increasing the Warrant Price by a proportion (relative to the Warrant Price in effect immediately prior to such readjustment) in excess of the inverse of the aggregate proportional adjustment thereof made in respect of the issue, sale, grant or assumption of such Options or Convertible Securities or the fact that such Options or Convertible Securities were outstanding at the time other shares of Common Stock, Options or Convertible Securities were issued.

If the consideration provided for in any Option or the additional consideration, if any, payable upon the conversion or exchange of any Convertible Security shall be reduced, or the rate at which any Option is exercisable or any Convertible Security is convert ible into or exchangeable for shares of Common Stock shall be increased, at any time under or by reason of provisions with respect thereto designed to protect against dilution, then, effective concurrently with each such change, the Warrant Price then in effect shall first be adjusted to eliminate the effects (if any) of the issuance (or deemed issuance) of such Option or Convertible Security on the Warrant Price and then readjusted as if such Option or Convertible Security had been issued on the date of such change with the terms in effect after such change, but only if as a result of such adjustment the Warrant Price then in effect hereunder is thereby reduced.

         2.4. Treatment of Stock Dividends, Stock Splits, etc. In case the Company at any time or from time to time after the date hereof shall declare or pay any dividend on the Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then, and in each such case, Additional Shares of Common Stock shall be deemed to have been issued (a) in the case of any such dividend, immediately after the close of business on the record date for the determina tion of holders of any class of securities entitled to receive such dividend, or (b) in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such corporate action becomes effective.

         2.5.     Computation of Consideration.  For the purposes of this
Section 2:

                  (a) the consideration for the issue or sale of any Additional Shares of Common Stock shall, irrespective of the accounting treatment of such consideration:

                           (i) insofar as it consists of cash, be computed at the amount of cash actually received by the Company net of any expenses paid or incurred by the Company or any commissions or compensation paid or concessions or discounts allowed to underwriters, dealers or others performing similar services in connection with such issue or sale;

                           (ii) insofar as it consists of property (includ ing securities) other than cash actually received by the Company, be computed at the fair value thereof at the time of such issue or sale, as determined in good faith by the Board of Directors of the Company;

                           (iii) insofar as it consists neither of cash nor of other property, be computed as having no value; and

                           (iv) in case  Additional  Shares of Common  Stock are
                  issued or sold together with other stock or securi ties or other assets of the Company for a consideration which covers both, be the portion of such consideration so received, computed as provided in clauses (i), (ii) and (iii) above, allocable to such Additional Shares of Common Stock, all as determined in good faith by the Board of Directors of the Company;

                  (b) Additional Shares of Common Stock deemed to have been issued pursuant to Section 2.3 hereof shall be deemed to have been issued for a consideration per share determined by dividing:

                           (i) the total amount of cash and other  property,  if
                  any, received and receivable by the Company as direct consideration for the issue, sale, grant or assumption of the Options or Convertible Securities in question, plus the minimum aggregate amount of addi tional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration the purpose of which is to protect against dilution) payable to the Company upon the exercise in full of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conver sion or exchange of such Convertible Securities, in each case computing such consideration as provided in the foregoing clause (a), by

                           (ii) the maximum number of shares of Common Stock (as
                  set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number the purpose of which is to protect against dilution) issuable upon the exercise of such Options or the conversion or exchange of such Convertible securities; and

                  (c) Additional Shares of Common Stock deemed to have been issued pursuant to Section 2.4 hereof shall be deemed to have been issued for no consideration.

         2.6. Adjustments for Combinations, etc. In case the out standing shares of Common Stock shall be combined or consoli dated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Warrant Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

         2.7. Minimum Adjustment of Warrant Price. If the amount of any adjustment of the Warrant Price required pursuant to this Section 2 would be less than one-tenth (1/10) of one percent (1%) of the Warrant Price in effect at the time such adjustment is otherwise so required to be made, such amount shall be carried forward and adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate at least one tenth (1/10) of one percent (1%) of such Warrant Price.

         2.8. Shares Deemed Outstanding. For all purposes of the computations to be made pursuant to this Section 2: (i) there shall be deemed to be outstanding as of the date hereof all shares of Common Stock (a) issuable pursuant to the exercise of Options and conversion of Convertible Securities outstanding at the close of business on April 1, 1998, including, without limitation, this Warrant, and (b) issuable pursuant to the exercise of any options heretofore or hereafter granted under the Company's Stock Option Plans; (ii) immediately after any Additional Shares of Common Stock are deemed to have been issued pursuant to
Section 2.3 or 2.4 hereof, such Additional Shares shall be deemed to be outstanding; (iii) treasury shares shall not be deemed to be outstanding; and
(iv) no adjustment shall be made in the Warrant Price upon the issuance of shares of Common Stock pursuant to Options and Convertible Securities so deemed to be outstanding, but this Section 2.8 shall not prevent other adjustments in the Warrant Price arising by virtue of such outstanding  Options or  Convertible  Securities  pursuant to the  provisions of
Section 2.3 hereof; provided, however, that, for purposes of calculating adjustments to the Warrant Price, there shall be deemed to be outstanding immediately after giving effect to any issuance of shares of Common Stock, Options or Convertible Securities all shares of Common Stock issuable upon the exercise of Options and conversion of Convertible Securities then out standing (including without limitation the Warrants) after giving effect to the antidilution provisions contained in all such outstanding Options and Convertible Securities which cause an adjustment in the number of shares of Common Stock so issuable, either by virtue of such issuance of shares of Common Stock, Options or Convertible Securities or by virtue of the operation of such antidilution provisions.


3.       CONSOLIDATION, MERGER, ETC.

         3.1. Adjustments for Consolidation, Merger, Sale of Assets, Reorganization, etc. In case the Company after the date hereof (a) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation of such consolidation or merger, or (b) shall permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, the Common Stock or Other Securi ties shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (c) shall transfer all or substantially all of its properties or assets to any other Person or otherwise consummate a Sale of the Company, or (d) shall effect a capital reorganization or reclassification of the Common Stock or Other Securities (other than a capital reorganization or reclassification to the extent that such capital reorganization or reclassification results in the issue of Additional Shares of Common Stock for which adjustment in the Warrant Price is provided in Section 2.2.1 or 2.2.2. hereof), then, and in the case of each such transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the holder of this Warrant, upon the exercise hereof at any time after the consummation of such transaction, shall be entitled to receive (at the aggregate Warrant Price in effect at the time of such consummation for all Common Stock or Other Securities issuable upon such exercise immediately prior to such consummation), in lieu of the Common Stock or Other Securities issuable upon such exercise prior to such consummation, the greatest amount of securities, cash or other property to which such holder would actually have been entitled as a shareholder upon such consummation if such holder had exercised the rights represented by this Warrant immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possi ble to the adjustments provided for in Sections 2, 3 and 4 hereof; provided, however, that if a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock, and if the holder of the Warrant so designates in a notice given to the Company on or before the date immediately preceding the date of the consummation of such transaction, the holder of the Warrant shall be entitled to receive the greatest amount of securities, cash or other property to which such holder would actually have been entitled as a shareholder if the holder of the Warrant had exercised the Warrant prior to the expiration of such purchase, tender or exchange offer and accepted such offer, subject to adjustments (from and after the consummation of such purchase, tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in Sections 2, 3 and 4 hereof.

         3.2. Assumption of Obligations. Notwithstanding anything contained in the Warrants to the contrary, the Company will not effect any of the transactions described in clauses (a) through (d) of Section 3.1 hereof unless, prior to the consummation thereof, each person (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the holder of this Warrant, (b) the obligations of the Company under this Warrant (and if the Company shall survive the consum mation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Warrant), (c) the obliga tions of the Company under the Registration Rights Agreement and (d) the obligation to deliver to such holder such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this Section 3, such holder may be entitled to receive, and such Person shall have similarly deliv ered to such holder an opinion of counsel for such Person, which counsel shall be reasonably satisfactory to such holder, stating that this Warrant shall thereafter continue in full force and effect and the terms hereof (including without limitation all of the provisions of this Section 3) shall be applicable to the stock, securities, cash or property which such Person may be required to deliver upon any exercise of this Warrant or the exercise of any rights pursuant hereto.

4. OTHER DILUTIVE EVENTS. In case any event shall occur as to which the provisions of Section 2 or 3 hereof are not strictly applicable but the failure to make any adjustment would not, in the opinion of the holder of this Warrant, fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles of such Sections, then, in each such case, at the request of such holder, the Company shall appoint a firm of independent investment bankers of recognized national standing (which shall be independent of the Company and shall be satisfactory to the holder of this Warrant), which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in Sections 2 and 3 hereof, necessary to preserve, without dilution, the purchase rights represented by this Warrant. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the holder of this Warrant and shall make the adjust ments described therein.

5. NO  DILUTION  OR  IMPAIRMENT.  The  Company  will not,  by amend  ment of its certificate of incorporation or through any consoli dation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not permit the par value of any shares of stock receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the exercise of the Warrants from time to time outstanding and (c) will not take any action which results in any adjustment of the Warrant Price if the total number of shares of Common Stock (or Other Securities) issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock (or Other Securities) then authorized by the Company's certificate of incorporation and available for the purpose of issue upon such exercise.

6. ACCOUNTANTS' REPORT AS TO ADJUSTMENTS. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable upon the exercise of this Warrant, the Company at its expense will promptly compute such adjustment or readjustment in accordance with the terms of this Warrant and cause independent certified public accounts of recognized nation al standing (which may be the regular auditors of the Company) selected by the Company to verify such computation (other than any computation of the fair value of property as determined in good faith by the Board of Directors of the Company) and prepare a report setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and (c) the Warrant Price in effect immediately prior to such issue or sale and as adjusted and readjusted (if required by Section 2 hereof) on account thereof. The Company will forthwith mail a copy of each such report to the holder of this Warrant and will, upon the written request at any time of the holder of this Warrant, furnish to such holder a like report setting forth the Warrant Price at the time in effect and showing in reasonable detail how it was calculated. The Company will also keep copies of all such reports at its office maintained pursuant to Section 12.2(a) hereof and will cause the same to be available for inspection at such office during normal business hours by the holder of this Warrant or any prospective purchaser of a Warrant designated by the holder thereof.

7.       NOTICES OF CORPORATE ACTION.  In the event of

                  (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

                  (b) any capital reorganization of the Company, reclas sification or recapitalization of the capital stock of the Company or any consolidation or merger involving the Company and any other Person or any transfer of all or substantially all the assets of the Company to any other Person, or

                  (c) any voluntary or involuntary dissolution, liquida tion or winding-up of the Company,

                  (d) any issuance of any Common Stock, Convertible Security or Option by the Company, or

                  (e) any Sale of the Company,
the Company will mail to the holder of this Warrant a notice specifying (i) the date or expected date on which any record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribu tion or right, (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolida tion, merger, transfer, dissolution, liquidation, winding-up or Sale of the Company is to take place, the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up and a description in reasonable detail of the transaction and (iii) the date of such issuance, together with a description of the security so issued and the consideration received by the Company therefor. Such notice shall be mailed at least 30 days prior to the date therein specified.

8. REGISTRATION OF COMMON STOCK. If any shares of Common Stock required to be reserved for purposes of exercise of this Warrant require registration with or approval of any governmental author ity under any federal or state law (other than the Securities Act) before such shares may be issued upon exercise, the Company will, at its expense and as expeditiously as possible, use its best efforts to cause such shares to be duly registered or approved, as the case may be. This Warrant and the shares of Common Stock (or Other Securities) issuable upon exercise of this Warrant shall constitute Registrable Securities (as such term is defined in the Registration Rights Agreement). The holder of this Warrant shall be entitled to all of the benefits afforded to a holder of any such Registrable Securities under the Registra tion Rights Agreement and such holder, by its acceptance of this Warrant, agrees to be bound by and to comply with the terms and conditions of the Registration Rights Agreement applicable to such holder as a holder of such Registrable Securities. As promptly as practicable following the issuance of this Warrant to the Initial Holder and, in any event within 15 Business Days thereafter, the Company will, at its expense, arrange for the listing, upon official notice of issuance, of the shares of Common Stock issuable upon exercise hereof. At any such time as the Warrants are listed on any national securities exchange or the Common Stock is listed on any other national securities exchange, the Company will, at its expense, obtain promptly and maintain the approval for listing on each such exchange, upon official notice of issuance, of the shares of Common Stock issuable upon exercise of the Warrant and maintain the listing of such shares or Warrant, as the case may be, after their issuance; and the Company will also list on such national securities exchange, will register under the Exchange Act and will maintain such listing of, any Other Securities that at any time are issuable upon exercise of the Warrant, if and at the time that any securities of the same class shall be listed on such national securities exchange by the Company.

9.       RESTRICTIONS ON TRANSFER.

         9.1. Restrictive Legend. Except as otherwise permitted by this Section 9, each certificate for Common Stock (or Other Securities) issued upon the exercise of this Warrant, each certificate issued upon the direct or indirect transfer of any such Common Stock (or Other Securities), this Warrant and any Warrant issued upon direct or indirect transfer or in substitu tion for this Warrant pursuant to Section 12 hereof shall bear the legend set forth on the face of this Warrant and shall be transferable only upon satisfaction of the conditions specified in this Section 9.

         9.2. Notice of Proposed Transfer, Opinion of Counsel. Prior to any transfer of any Restricted Securities which are not registered under an effective registration statement under the Securities Act, the holder thereof will give written notice to the Company of such holder's intention to effect such transfer and to comply in all other respects with this Section 9.2. Each such notice (a) shall describe the manner and circumstances of the proposed transfer, and (b) shall designate counsel for the holder giving such notice. The holder giving such notice will submit a copy thereof to the counsel designated in such notice.
The following provisions shall then apply:

                  (a) If in the opinion of such counsel the proposed transfer may be effected without registration of such Restricted Securities under the Securities Act, such holder shall thereupon be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by such holder to the Company. Except as provided in
         Section 9.3 hereof, each certificate representing such Restricted Securities issued upon or in connection with such transfer shall bear the restrictive legends required by Section 9.1 hereof.

                  (b) If in the opinion of such counsel the proposed transfer may not legally be effected without registration of such Restricted Securities under the Securities Act (such opinion to state the basis of the legal conclusions reached therein), such holder shall not be entitled to transfer such Restricted Securities until either (x) receipt by the Company of a further notice from such holder pursuant to the foregoing provisions of this Section
         9.2 and fulfillment of the provisions of clause (a) and (y) such Restricted Securi ties have been effectively registered under the Securities Act.

The Company will pay the reasonable fees and disbursements of counsel for any holder of Restricted Securities and of counsel for the Company in connection with all opinions rendered by them pursuant to this Section 9.2 and pursuant to
Section 9.3 hereof. Notwithstanding any other provision of this Section 9, no opinion of counsel shall be necessary for a transfer of Restricted Securities by the holder thereof to a subsidiary, shareholder or affiliate of such holder, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if such transferee were the Initial Holder hereof.

         9.3.  Termination of  Restrictions.  The  restrictions  imposed by this
Section 9 upon the transferability of Restricted Securi ties shall cease and terminate as to any particular Restricted Securities (a) when such Restricted Securities shall have been effectively registered under the Securities Act, or
(b) when, in the opinions of both counsel for the holder thereof and counsel for the Company, such restrictions are no longer required in order to insure compliance with the Securities Act. Whenever such restrictions shall cease and terminate as to any Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense (other than applicable transfer taxes, if any), new securities of like tenor not bearing the applicable legends required by Section 9.1 hereof.

         9.4. Warrant Transfer. Anything contained in this Warrant to the contrary notwithstanding, this Warrant may be transferred, sold or assigned in whole or in part, at any time and from time to time, except that this Warrant may not be transferred, sold or assigned as to fewer than one million (1,000,000) shares of Common Stock unless there are less than one million (1,000,000) shares of Common Stock as to which this Warrant is then exercisable.


10. AVAILABILITY OF INFORMATION. If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company will comply with the reporting requirements of Sections 13 and

15(d) of the Exchange Act and will comply with all other public information reporting requirements of the Commission (including Rule 144 promulgated by the Commission under the Securities Act) from time to time in effect and relating to the availability of an exemption from the Securities Act for the sale of any Re stricted Securities. The Company will also cooperate with each holder of any Restricted Securities in supplying such information as may be necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Restricted Securi ties. The Company will furnish to the holder of this Warrant, promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by the Company to its stockholders, and copies of all regular and periodic reports and all registration statements and prospectuses filed by the Company with any securi ties exchange or with the Commission.


11. RESERVATION OF STOCK, ETC. The Company will at all times reserve and keep available, solely for issuance and delivery upon exercise of the Warrant, the number of shares of Common Stock of each class (or Other Securities) from time to time issuable upon exercise of the Warrant. All shares of Common Stock (or Other Securities) issuable upon exercise of the Warrant shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable with no liability on the part of the holders thereof.


12.      OWNERSHIP, TRANSFER AND SUBSTITUTION OF WARRANT.

         12.1. Ownership of Warrant. The Company may treat the person in whose name this Warrant is registered on the register kept at the office of the Company maintained pursuant to Section 12.2(a) hereof as the owner and holder thereof for all purposes, except that, if and when the Warrant is properly assigned in blank, the Company shall treat the assignee thereof as the owner of the Warrant for all purposes. Subject to Section 9 hereof, the Warrant, if properly assigned, may be exercised by a new holder without a new Warrant first having been issued.

         12.2.  Office; Transfer and Exchange of Warrant.

                  (a) The Company will maintain an office (which may be an agency maintained at a bank) in New York or New Jersey where notices, presentations and demands in respect of this Warrant may be made upon it. Such office shall be main tained at 1200 The American Road, Morris Plains, New Jersey 07950, until such time as the Company shall notify the holder of the Warrant of any change of location of such office.

                  (b) The Company shall cause to be kept at its office maintained pursuant to Section 12.2(a) hereof a register for the registration and transfer of the Warrant. The name and address of the holder of the Warrant, the transfers thereof and the names and addresses of transferees of the Warrant shall be registered in such register. The Person in whose name the Warrant shall be so registered shall be deemed and treated as the owner and holder thereof for all purposes of this Warrant, and the Company shall not be affected by any notice or knowledge to the contrary.

                  (c) Upon the surrender of the Warrant,  properly endorsed, for registration of transfer or for exchange at the office of the Company maintained pursuant to Section 12.2(a) hereof, the Company at its expense will (subject to compliance with Section 9 hereof, if applicable) execute and deliver to or upon the order of the holder thereof a new Warrant of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered.


         12.3. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Warrant and, in the case of any such loss, theft or destruction of the Warrant held by a Person other than the Initial Holder or any institutional investor, upon delivery of indemnity reasonably satisfactory to the Company in form and amount or, in the case of any such mutilation, upon surrender of the Warrant for cancellation at the office of the Company maintained pursuant to Section 12.2(a) hereof, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor and dated the date hereof.


13. DEFINITIONS. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

         Additional Shares of Common Stock: All shares (including treasury shares) of Common Stock issued or sold (or, pursuant to Section 2.3 or 2.4 hereof, deemed to be issued) by the Company after the date hereof, whether or not subsequently reacquired or retired by the Company, other than the shares of Common Stock issued: (i) upon the exercise of the Warrant; (ii) upon the exercise of options granted pursuant to the Company's Stock Option Plan, as the same may be amended from time to time; (iii) in connection with the financing of the acquisition by the Company of VERSYSS Incorporated; or (iv) in connection with the exercise of any Options or the conversion of any Convertible Securities which are deemed to be outstanding in accordance with Section 2.8 hereof.

         Book Value: Shall mean, in respect of any share of Common Stock on any date herein specified, the quotient of (a) the amount by which (i) the Company's consolidated total assets exceeds (ii) the Company's consolidated total liabilities, in each case determined (A) as of the last day of the most recent fiscal year of the Company ended prior to such date, or (B) as of the last day of the most recent calendar month ended prior to such date, whichever is higher, divided by (b) the number of Fully Diluted Outstanding shares of Common Stock.

         Business Day: Any day other than a Saturday or a Sunday or a day on which commercial banking institutions in New York, New York are authorized by law to be closed. Any reference to "days" (unless Business Days are specified) shall mean calendar days.

         Commission: The Securities and Exchange Commission or any other federal agency at the time administering the Securities
Act.

         Common Stock: As defined in the introduction to this Warrant, such term to include any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock, and all other stock of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distri butions on any shares entitled to preference.

         Company: As defined in the introduction to this Warrant, such term to include any corporation which shall succeed to or assume the obligations of the Company hereunder in compliance with Section 3 hereof.

         Convertible Securities: Any evidences of indebtedness, shares of stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.

         Current Market Price: On any date specified herein, the average daily Market Price during the period of the most recent 20 days, ending on such date, on which the national securities exchanges were open for trading, except that if no class of the Common Stock is then listed or admitted to trading on any nation al securities exchange or quoted in the over-the-counter market, the Current Market Price shall be the Market Price on such date; provided, however, that in the event that the Company has entered into a firm commitment underwriting agreement with an underwriter (i) pursuant to which the Company and such underwriter have determined an offering price for the sale of Common Stock in a public offering as a result of arms length negotiations within the 20 day period described above or (ii) relating to the public offering of Convertible Securities then, in the case of (i), the Current Market Price of shares of Common Stock issued and sold in such public offering shall be such offering price and in the case of (ii), the Current Market Price shall be the lower of Current Market Price or Market Price on the date immediately preceding the date the offering price of such Convertible Securities was determined in connection with the filing of the Registration Statement which is declared effective covering such Convertible Securities filed pursuant to the Securities Act.

         Exercise Date: As defined in the introduction to this Warrant.

         Exchange Act: The Securities Exchange Act of 1934, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         Expiration Date: As defined in the introduction to this Warrant.

         Fully Diluted Outstanding: When used with reference to Common Stock, shall mean at any date as of which the number of shares thereof is to be determined, all shares of Common Stock outstanding at such date and all shares of Common Stock issuable in respect of this Warrant outstanding on such date and other options or warrants to purchase, or securities convertible into, shares of Common Stock outstanding on such date which would be deemed outstanding in accordance with generally accepted accounting principles as from time to time in effect for purposes of deeming book value or net income per share.

         Initial Holder:  JA Special Limited Partnership.

         Market Price: On any date specified herein, the amount per share of Common Stock equal to (a) the last sale price of Common Stock, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which Common Stock is then listed or admitted to trading, or (b) if Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the NASD, the last trading price of Common Stock on such date, or (c) if there shall have been no trading on such date or if Common Stock is not so designated, the average of the closing bid and asked prices of Common Stock on such date as shown by the NASD automated quotation system, or (d) if Common Stock is not then listed or admitted to trading on any national exchange or quoted in the over-the-counter market, the higher of (x) Book Value per share or (y) the fair value thereof determined in good faith by the Board of Directors of the Company as of a date which is within 15 days of the date as of which the determination is to be made.


         NASD:  The National Association of Securities Dealers, Inc.

         Options: Rights, options or warrants to subscribe for, purchase or otherwise acquire either Additional Shares of Common Stock or Convertible Securities other than options granted pur suant to the Company's Stock Option Plan as the same may be amended from time to time.

         Other Securities: Any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securi ties pursuant to
Section 3 hereof or otherwise.

         Person: A corporation, an association, a partnership, an organization, a business, an individual, a government or politi cal subdivision thereof or a governmental agency.

         Registration Rights Agreement:  The Registration Rights
Agreement, dated as of February 22, 1993, between the Company and Jeffry M. Picower.

         Restricted Securities: All of the following: (a) the Warrant bearing the applicable legend or legends referred to in Section 9.1 hereof, (b) any shares of Common Stock (or Other Securities) which have been issued upon the exercise of Warrants and which are evidenced by a certificate or certificates bearing the applicable legend or legends referred to in such Section, (c) unless the context otherwise requires, any shares of Common Stock (or Other Securities) which are at the time issuable upon the exercise of Warrants and which, when so issued, will be evidenced by a certificate or certificates bearing the applicable legend or legends referred to in such Section.

         Sale of the Company: any of: (i) the sale by one or more of the shareholders of the Company in one or more transactions of a majority of the outstanding common stock of the Company; (ii) the merger or consolidation of the Company with or into any other Person, in a transaction in which the shareholders of the Company immediately prior to the consummation of such transaction collectively own less than 50% of the common stock and voting power of the entity surviving; such transaction (or any other business combination transaction having a similar effect); or (iii) the sale of all or substantially all of the assets of the Company in a single transaction or a series of related transactions.

         Securities Act: The Securities Act of 1933, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         Stock Option Plan: Collectively, the Company's Amended and Restated 1993 Incentive and Non-Incentive Stock Option Plan, as amended from time to time, the Company's Amended and Restated 1993 Non-Employee Directors Non-Incentive Stock Option Plan, as amended from time to time, and the Company's Value Added Reseller Stock Option Plan, as amended from time to time.

         Trigger Event: Trigger Event: The earlier to occur of: (i) five (5) business days preceding the Sale of the Company; or (ii) in the event that the Sale of the Company shall require the approval of the holders of the Common Stock, five (5) business days prior to the date fixed by the Company as the record date for determination of the holders of Common Stock entitled to vote thereon.

         Warrant Price:  As defined in Section 2.1 hereof.

         Warrants:  As defined in the introduction to this Warrant.

14. REMEDIES. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

15. NO RIGHTS OR LIABILITIES AS STOCKHOLDER. Nothing contained in this Warrant shall be construed as conferring upon the holder hereof any rights as a stockholder of the Company or as imposing any obligation on such holder to purchase any securities or as imposing any liabilities on such holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company or otherwise.

16. NOTICES. All notices, requests, demands and other communi cations provided for hereunder shall be in writing (including telegraphic communication) and mailed, telecopied, telegraphed or delivered:

         If to the Holder:

                           JA Special Limited Partnership
                           22 Saw Mill River Road
                           Hawthorne, New York 10532

         If to the Company to:

                           Physician Computer Network, Inc.
                           1200 The American Road
                           Morris Plains, New Jersey 07950
                           Attention: Chief Financial Officer


or at such other address as shall be designated in a written notice to the other parties complying as to delivery with the terms of this Section 16.


         All such notices, requests, demands and other communications shall, when mailed (registered mail, return receipt requested, postage prepaid), personally delivered, or telegraphed, to be effective four days after deposit in the mails, when personally delivered, or when delivered to the telegraph company, respec tively, addressed as aforesaid, unless otherwise provided herein and, when telecopied, shall be effective upon actual receipt.

17. FILING FEES. In the event that prior to and in connection with the exercise or conversion of this Warrant or any other option or warrant held by the holder of this Warrant, any filing or notice is required to be made with any governmental authority or agency (including, without limitation, pursuant to the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, and any regulations promulgated thereunder) then the Company shall bear and reimburse such holder for all filings fees and similar costs required to be paid in connection therewith.






                                    [INTENTIONALLY BLANK]

18. MISCELLANEOUS. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the internal laws of the State of New York. The section headings in this Warrant are for purposes of convenience only and shall not constitute a part hereof.


                                         PHYSICIAN COMPUTER NETWORK, INC.

                                         By:_______________________________

                                         Title:____________________________

                              FORM OF SUBSCRIPTION

                 [To be executed only upon exercise of Warrant]



To Physician Computer Network, Inc.



                  The undersigned registered holder of the within Warrant hereby irrevocably exercises such Warrant for, and purchases thereunder * shares of the Common Stock and herewith makes payment of $ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to , whose address is
                                 .



Dated:
                         (Signature must conform in all
                          respects to name of holder as
                        specified on the face of Warrant)


                                             __________________________________
                                                         (Street Address)


                                             __________________________________
                                            (City)   (State)     (Zip Code)

--------
*/ Insert here the number of shares called for on the face of this Warrant without making any adjustment for Additional Shares of Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of this Warrant, may be delivered upon exercise.

                               FORM OF ASSIGNMENT

                 [To be executed only upon transfer of Warrant]



                  For value received, the undersigned registered holder of the within Warrant hereby sells, assigns and transfer unto the right represented by such Warrant to purchase
         *


Dated:
                         (Signature must conform in all
                          respects to name of holder as
                        specified on the face of Warrant)


                                             __________________________________
                                                         (Street Address)


                                             __________________________________
                                            (City)   (State)     (Zip Code)



Signed in the presence of:
--------
*/ Insert here the number of shares called for on the face of this Warrant without making any adjustment for Additional Shares of Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of this Warrant, may be delivered upon exercise.

                                  EXHIBIT C


                        PHYSICIAN COMPUTER NETWORK, INC.
                             1200 The American Road
                         Morris Plains, New Jersey 07950


                                                                  April 1, 1998

JA Special Limited Partnership
22 Saw Mill River Road
Hawthorne, New York 10532

Gentlemen:

                  Reference is made to the Common Stock Purchase Warrant (the "Warrant"), dated September 13, 1995, issued by Physician Computer Network, Inc. ("PCN") to Jeffry M. Picower and assigned by Mr. Picower to JA Special Limited Partnership ("JA"). Unless otherwise defined, all capitalized terms used herein shall have the meanings ascribed to them in the Warrant.

                  PCN and JA wish to amend and modify certain of the terms and provisions of the Warrant. By executing this letter in the spaces provided below, each of PCN and JA agree that the Warrant is amended and modified as follows:

                  1. The Warrant may only be exercised by the holder thereof from and after the first to occur of: (i) September 12, 2002; or (ii) the Trigger Event. Accordingly, the term "Exercise Date" shall mean the first to occur of: (i) September 12, 2002; or (ii) the Trigger Event.

                  2. "Trigger Event" shall mean the earlier to occur of: (i) five (5) business days preceding the Sale of the Company; (ii) in the event that the Sale of the Company shall require the approval of the holders of the Common Stock, five (5) business days prior to the date fixed by the Company as the record date for determination of the holders of Common Stock entitled to vote thereon; and (iii) the Market Price Date (as defined below).

                  3. As used herein, the "Market Price Date" means the forty-fifth consecutive Business Day on which the Market Price of the Common Stock is $5.00 per share or greater (appropriately adjusted for stock splits, stock dividends and the like); provided, however, that for this purpose, there shall only be deemed to be a Market Price of the Common Stock in accordance with clauses (a) and (b) of the definition of Market Price contained in the Warrant and, under all other circumstance there shall be deemed to be no Market Price of the Common Stock.

                  4. "Sale of the Company" shall mean any of: (i) the sale by one or more of the shareholders of the Company in one or more transactions of a majority of the outstanding common stock of the Company, (ii) the merger or consolidation of the Company with or into any other Person in a transaction in which the shareholders of the Company immediately prior to the consummation of such transaction collectively own less than 50% of the common stock and voting power of the entity surviving such transaction
(or any other business combination transaction having a similar effect), or (iii) the sale of all or substantially all of the assets of the Company in a single transaction or series of related transactions.

                  5. The holder of the Warrant shall exercise the Warrant in accordance with the terms thereof no later then twenty (20) business days following the Market Price Date, unless, the Expiration Date has occurred on or prior to the end of such twenty (20) day period.

                  6. The Warrant shall not be transferable or assignable to any Person other than a Permitted Assignee (as defined below).

                  7. As used herein, a "Permitted Assignee" shall mean Jeffry M. Picower, his spouse, lineal ancestor or descendants, brothers, sisters, children and grandchildren, or a trust for the benefit of Jeffry M. Picower or any one or more member of such class; and, upon the death of an individual member of such class, such individual's executor, administrator or personal representative, as the case may be, and any Person (other than an individual) controlled, directly or indirectly, by any of the foregoing. Control shall be deemed to exist when a Person beneficially owns, directly or indirectly, the securities or other interests (a) having voting power under ordinary circumstances to elect at least a majority of the directors (or persons performing similar functions) of another Person or (b) representing a majority in interest of the equity of another Person.

                  In consideration of the foregoing, PCN agrees that the Initial Warrant Price is hereby changed to $0.70 per share (an amount determined by subtracting the $0.30 per share cash consideration previously paid for such Warrants from $1.00).

                  Except as specifically provided herein, nothing contained in this letter agreement shall be deemed to have amended or modified any of the terms or provisions of the Warrant and the Warrant remains in full force and effect. In the event that any term or provision of the Warrant conflicts with any of the terms or provisions of this letter agreement, the terms and provisions of this letter agreement shall govern. The parties agree that promptly following the execution and delivery of this letter agreement, JA shall exchange the Warrant for an Amended and Restated Warrant containing the terms and provisions set forth herein.

                  Please acknowledge your agreement with the foregoing by executing this letter in the space provided below.

                                               Very truly yours,

                                               PHYSICIAN COMPUTER NETWORK, INC.



                                               By:_____________________________

AGREED AND ACCEPTED as of the date first above written:

JA SPECIAL LIMITED PARTNERSHIP

By:  Decisions Incorporated,
         General Partner

        By:_________________

                         EXHIBIT D

                                             ESCROW AGREEMENT


                  THIS ESCROW AGREEMENT (this "Agreement"), dated April 1, 1998, is by and among JA Special Limited Partnership ("JA") Gordon Altman Butowsky Weitzen Shalov & Wein (the "Escrow Agent") and Physician Computer Network, Inc. (the "Company").


                                                BACKGROUND


         JA and the Company are parties to the Stock Purchase Agreement dated April 1, 1998 (the "Purchase Agreement"). Unless otherwise defined herein, each capitalized term used herein shall have the meaning attributed to it in the Purchase Agreement.

                  NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

                  1. Appointment of Escrow Agent. The parties hereto hereby appoint the Escrow Agent as their agent to hold and to release the Escrowed Property (as hereinafter defined) on the terms and conditions hereinafter set forth, and the Escrow Agent hereby accepts such appointment.

                  2. Deposit. Simultaneously with the execution and delivery of this Agreement by the parties hereto:(i) JA shall deposit with the Escrow Agent, checks payable to the Company in the aggregate amount of $11 million (the "Checks"); (ii) the Company shall deposit with the Escrow Agent the Warrant and certificates representing the Preferred Shares (the "Instruments") and (iii) both parties shall deposit with the Escrow Agent, the Purchase Agreement and the Letter Agreement (the "Documents" and together with the Checks and the Instruments, the "Escrowed Property").

                  3. Distribution. The Escrow Agent shall only release the Escrowed Property, in accordance with: (A) the joint written instructions of JA and the Company indicating that: (i) the Instruments should immediately be delivered to JA; (ii) the Checks should immediately be delivered to the Company; and (iii) copies of the Documents should immediately be delivered to each of JA and the Company, and each of JA and the Company agrees to enter into such joint instructions at such time as the currently contemplated documentation with the

Company's Senior Lenders regarding loan forbearance and related matters has been completed to the mutual reasonable satisfaction of JA and the Company; (B) an order of a court of competent jurisdiction; or (C) such other joint written instructions of JA and the Company as are given to the Escrow Agreement.

                  4. Duties and Obligations. It is agreed that the duties and obligations of the Escrow Agent are those herein specifically provided and no other. The Escrow Agent shall not have any liability under, or duty to inquire into, the terms and provisions of any agreement, other than this Escrow Agreement. The Escrow Agent's duties are ministerial in nature and the Escrow Agent shall not incur any liability whatsoever so long as it has acted in good faith, except for willful misconduct or gross negligence.

                  The Escrow Agent may consult with counsel of its choice (other than any lawyer practicing with the Escrow Agent, if any), and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel. The Escrow Agent shall not be bound by any modification, amendment, termination, cancellation, rescission or supersession of this Escrow Agreement unless the same shall be in writing and signed by all of the parties hereto.

                  In the event that the Escrow Agent shall be uncer tain as to its duties or rights hereunder or shall receive in structions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Escrow Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep all Escrowed Property then held by it pursuant to this Escrow Agreement until it shall be directed otherwise by a final, binding, non-appealable order or judgment of a court of competent jurisdiction.

                  The Escrow Agent shall not incur any liability for following the instructions herein contained or expressly pro vided for.

                  The Escrow Agent shall not have any responsibility for the genuineness or validity of any document or other item deposited with it or any liability for action in accordance with any written instructions or certificates given to it hereunder and reasonably believed by it to be signed by the proper parties. In taking any action hereunder, the Escrow Agent may rely on and follow instructions given by JA and the Company.

                  The Escrow Agent shall not be required to institute legal proceedings of any kind and shall not be required to initiate or defend any legal proceedings which may be instituted against it in respect of the subject matter of these instructions. If it does elect to act, it will do so only if it is indemnified against the reasonable cost and expense of such defense or initiation.

                  Nothing contained in this Escrow Agreement will limit or restrict the Escrow Agent, in its capacity as attorneys, from rendering legal services to any person.

                  5. Resignation. The Escrow Agent may at any time resign hereunder by giving written notice of its resignation to the parties hereto at the addresses set forth in Section 8 hereof, at least two (2) business days prior to the date specified for such resignation to take effect, and, upon the effective date of such resignation, any Escrowed Property then held the by Escrow Agent hereunder shall be delivered by it to a financial institution, designated by the Company (the "Substituted Escrow Agreement"), whereupon all of Gordon Altman Butowsky Weitzen Shalov & Wein's obligations hereunder shall cease and terminate. If no such person shall have been designated by such date, all obligations of the Escrow Agent hereunder shall nevertheless cease and terminate except that the Escrow Agent's sole responsibility thereafter shall be to keep all the Escrowed Property then held by it and to deliver the same to a person designated in writing by the Company and JA or in accordance with the directions of a final, binding, non-appealable order or judgment of a court of competent jurisdiction. Any successor Escrow Agent shall execute and deliver to the predecessor Escrow Agent and the parties hereto, an instrument accepting such appointment and agreeing to the terms of this Escrow Agreement, and thereupon such successor Escrow Agent shall, without further act, become vested with the rights, powers and duties of the predecessor Escrow Agent as if originally named herein.

                  6. Indemnification. JA and the Company, jointly and severally, agree to indemnify, defend and hold the Escrow Agent harmless from and against any and all loss, damage, tax, liability and expense that may be incurred by the Escrow Agent arising out of or in connection with its acceptance of appointment as Escrow Agent hereunder, except as caused by its gross negligence or willful misconduct, including, without limitation, the legal costs and expenses of (a) defending itself against any claim or liability in connection with its performance hereunder and (b) participating (whether as a party or otherwise) or appearing in any action brought to adjudicate the rights or obligations of the respective parties hereto.

                  7. Disputes. If there arises a dispute concerning a party's entitlement to some or all of the Escrowed Property, the prevailing party shall be entitled to recover its reasonable costs (including attorneys' fees) incurred in connection with such dispute.

                   8. Notices. All notices, requests, demands, waivers, consents, approvals or other communications to any party hereunder shall be in writing and shall be deemed to have been duly given if: (a) delivered personally to such party; or (b) sent to such party by telegram or telecopy, with a copy sent on the same day for overnight delivery by Federal Express to the following addresses:

                  If to JA or the Company:

                           as set forth in the notice
                           provisions of the Purchase Agreement

                  If to Escrow Agent, to it as follows:

                           Gordon Altman Butowsky Weitzen
                             Shalov & Wein
                           114 West 47th Street
                           New York, New York  10036
                           Attention:  Keith L. Schaitkin
                           Telephone No. (212) 626-0838
                           Telecopier No. (212) 626-0799

or, in each case, to such other address as the addressee may have specified in notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communications will be deemed to have been given as of the date so delivered, telegraphed or telecopied.

                  9. Binding Nature. This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  10. Governing Law. This Escrow Agreement shall be governed by and interpreted under the laws of the State of New York applicable to contracts made and performed therein without giving effect to the principles of conflict of laws thereof.

                  11. Amendment; Waiver. No amendment, modification or waiver of the provisions of this Escrow Agreement shall be effective unless in a writing executed by the party against whom such amendment or modification is sought to be enforced (or in the case of a waiver by the party waiving one or more of its rights hereunder).

                  12. Counterparts. This Escrow Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but collectively all of such counterparts shall constitute one and the same agreement.

                  13. Headings. The headings contained in this Escrow Agreement are inserted for convenience only and shall not constitute a part hereof.

                  14. Third Party Beneficiary. This Agreement is solely for the benefit of the parties hereto. No provision of this Agreement shall create any third party beneficiary.

         IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement on the date first above written.


                                               GORDON ALTMAN BUTOWSKY
                                               WEITZEN SHALOV & WEIN


                                               By:_____________________________


                                               PHYSICIAN COMPUTER NETWORK, INC.


                                               By:_____________________________
                                               Name:
                                               Title:


                                               JA SPECIAL LIMITED PARTNERSHIP

                                               By:  Decision, Inc.,
                                                           General Partner


                                               By:____________________________